ASSET PURCHASE AGREEMENT

     AGREEMENT made this 28th day of February, 1997, by and between IntegraMed America, Inc., a Delaware corporation, having its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("Buyer") and Fertility Centers of Illinois, S.C., an Illinois medical corporation, with its principal place of business at 3000 North Halsted Street, Suite 509, Chicago, Illinois 60657 ( "Seller").

                                    RECITALS

     Buyer is engaged in the business of owning certain assets and providing management and administrative services to medical practices specializing in the treatment of human infertility, encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services"); and

     Aaron S. Lifchez, M.D., Jorge Valle, M.D. Jacob Moise, M.D., and Brian Kaplan, M.D. are Illinois physicians (collectively, "Physicians") engaged in the practice of providing Infertility Services through Seller (the "Practice");

     Seller wishes to sell and Buyer wishes to purchase certain assets utilized in connection with the Practice, and Buyer desires to acquire the exclusive right to provide management and related administrative services to Seller in connection with the continued operation of the Practice, pursuant to the terms of a Management Agreement dated February 28, 1997.

     In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               PURCHASE OF ASSETS

     1.01 Assets of Practice

          (a) Subject to the terms and conditions set forth in this Agreement and based upon the representations, warranties and covenants made herein, at the Closing (as herein defined), Seller shall sell, assign, convey and transfer to Buyer and Buyer shall acquire from Seller the assets and property of the Practice, free and clear of all liens and encumbrances, as set forth in Exhibit
1.01 ("Practice Assets").

          (b) Practice Assets to be acquired by Buyer shall include the name FERTILITY CENTERS OF ILLINOIS, and Seller agrees to change its name within 30 days of the Closing

Date, if requested to do so by Buyer.

          (c) Seller will prior to the Closing Date acquire certain fixed assets from F.R.E.A. Ultrasound Services, S.C., which is owned by Aaron Lifchez, M.D. and Roberta Lifchez, his wife; Fertility and Reproductive Endocrinology Associates, S.C., owned by Aaron Lifchez, M.D.; Fertility & Reproductive Medicine Associates, S.C., owned by Jorge Valle, M.D.; and, Jacob Moise, M.D., S.C., owned by Jacob Moise, M.D. (collectively referred to herein as "Associated Practice Assets"). The Associated Practice Assets will be included in the Practice Assets to be acquired by Buyer, at net book value, on the Closing Date.

     1.02 Excluded Assets

          The term Practice Assets does not include, and Seller reserves and does not sell or transfer to Buyer any right, title to or interest in, the assets listed in Exhibit 1.02 ( collectively, "Excluded Assets").

                                   ARTICLE II

                                 PURCHASE PRICE

     2.01 Purchase Price.

          Upon and subject to the terms and conditions set forth herein and in consideration for the sale of the Practice Assets, Buyer shall pay Seller on the Closing Date the net book value, determined in accordance with GAAP, of Seller's fixed assets (the "Purchase Price").

     2.02 Manner of Payment

          Buyer shall pay the Purchase Price on the Closing Date in certified funds.

     2.03 Allocation of Purchase Price

          The purchase price shall be allocated among the assets of Seller as set forth on Exhibit 2.03 hereto, and the parties agree to respect such allocation for tax purposes and to cause all tax returns, including IRS Form 8594, to be filed consistent therewith.

     2.04 Closing Statement.

          Seller shall deliver to Buyer unaudited statements dated not more than three (3) days prior to Closing Date ( the "Closing Statement"), which shall set forth the dollar value as of the date of the Closing Statement of the Practice Assets provided for in paragraph 2 of Exhibit 1.01.


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

     2.05 Assumption of Liabilities

          Subject to the conditions herein set forth, from and after the Closing Date, Buyer shall assume and shall pay, perform and discharge (the following being collectively referred to as "Assumed Liabilities") only those liabilities set forth in Exhibit 2.05. Buyer shall not assume, acquire or otherwise become responsible or liable for any liabilities other than those specifically set forth herein and enumerated in Exhibit 2.05.

                                   ARTICLE III

                                     CLOSING

     The closing ( the "Closing") of the transactions contemplated by this Agreement shall be held at 2:00 p.m. on a mutually agreed date which is within 30 days (the "Closing Date") of completion of an offering of Buyer's securities pursuant to which Buyer receives at least $6.0 million or more, net (the "Offering")at the offices of Vector Securities, 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015 or such other date or at such other time or location as to which Seller and Buyer may agree to in writing. The effective time of the Closing shall be 12:00 midnight on the Closing Date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer, for the purpose of inducing Buyer to enter into and consummate this Agreement, that:

     4.01 Organization and Power

          (a) Seller is a duly formed and existing medical corporation organized under the laws of Illinois, whose only shareholders are Physicians. Each Physician is duly licensed to practice medicine in the State of Illinois.

          (b) Seller has full right, power and authority to enter into this Agreement and to consummate the transactions herein contemplated and Seller has received the consent of the Physician authorizing and approving this Agreement and the transactions contemplated hereby.

          (c) This Agreement constitutes the valid and binding obligation of Seller fully enforceable against Seller in accordance with its terms.


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

     4.02 Authority; No Conflicting Instruments

          (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not, and with notice or the lapse of time or both would not, except for contracts, liens or encumbrances disclosed in Exhibits 1.01 (a) and 2.05 (i) result in the breach of any of the terms or conditions of, or constitute any default under, the Articles of Incorporation or By-Laws of Seller or under any mortgage, bond, indenture, agreement, lease or other instrument or obligation to which Seller is a party or by which it or any of its properties or assets may be bound, except for any such breach which does not materially adversely affect Seller or its business; (ii) violate any law or regulation relating to Seller; and (iii) violate any judgment, award, order, writ, injunction or decree relating to Seller.

          (b) No consent, approval or authorization of, or declaration or filing with any federal, state, local or foreign governmental or regulatory authority, or any other third party, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated by this Agreement, except for (i) consents of lessors under Seller's lease(s), real property or equipment; and (ii) any state licensing board approvals relating to Seller's business and (iii) any consents of third parties to contracts that are not material to Seller's business.

     4.03 Practice Assets

          Seller has good and marketable title to the Practice Assets which are owned exclusively by Seller, free and clear of all liens, mortgages and encumbrances of any kind or nature, except as set forth on Exhibit 1.01(a).

     4.04 Financial Statements

          Attached hereto as Exhibit 4.04 are the financial statements of Seller consisting of Statement of Assets, Liabilities and Stockholders' Equity-Income Tax Basis for the years ended October 31, 1994, 1995 and 1996, together with a Statement of Assets, Liabilities and Stockholders' Equity-Income Tax Basis for the two-month period ended December 31, 1996 (collectively, the "Financial Statements").

          (a) Seller does not have any liabilities, debts or obligations, whether accrued, absolute or contingent, and whether due or to become due, which are not reflected in the Financial Statements or which are not listed on Exhibit
2.05 if such  liabilities  are to be  assumed by Buyer.  As of the date  hereof,
Seller has no unfunded liability under any Employee Benefit Plan ( as hereinafter defined) and there are no circumstances, conditions events or arrangements which may hereafter give rise to any such liabilities or obligations which may be asserted against Buyer under any such plan.

          (b) Seller has filed with appropriate federal, state and local authorities ( or has obtained appropriate extensions of the time to file) all tax returns required by law, regulation or otherwise to be filed by Seller for all taxable periods ending on or prior to the date hereof for which tax returns have become due. Seller has paid or made adequate provisions for the payment of all taxes, penalties


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

and interest which have or may become due for or during all taxable periods of Seller ending on or prior to the date hereof.

     4.05 Financial Position

          Since December 31, 1996:

          (a) There has not been (i) any change in the financial condition, assets, properties, liabilities, business or results of operations of Seller other than changes in the ordinary and usual course of business, none of which, individually or in the aggregate, has been adverse to the business or operations of Seller; (ii) any strike, labor trouble, employee dispute, property dispute, lease or contract dispute, loss or destruction or property, actual or threatened, claim or other event, adversely affecting, or which would adversely affect, the financial position or business of Seller.

          (b) Seller has not granted any wage or salary increase or bonus or any fringe benefits, or created or amended any Employee Benefit Plan or other fringe benefit plan (as hereinafter defined) or entered into any employment or labor contract with any director, officer, employee or group of employees, except for normal increases in a manner consistent with Seller's policies and practices.

     4.06 Licenses

          (a) Seller holds all such licenses, orders, approvals and permits ("Licenses") of every kind or nature which are material to the operation of Seller's business and operations and such Licenses are in full force and effect and no action., proceeding or, investigation has been instituted or threatened with reference to or affecting the existence of said Licenses. A list of all Licenses is set forth on Exhibit 4.06. Seller is in compliance in all respects with the terms and conditions of such Licenses and with all requirements, standards and procedures of the federal, state and local governmental or regulatory bodies which issued said Licenses.

          (b) To the best of Seller's knowledge and belief, Seller is in compliance in all material respects with all federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to the Practice.

     4.07 Litigation

          (a) To the best of Seller's knowledge and belief, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, threatened against, involving or affecting Seller or Seller's properties or assets, except as set forth on Exhibit 4.07(a). Seller has no notice or knowledge of any outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Seller or Seller's properties or assets except as set forth on Exhibit 4.07(a). Buyer shall have no liability or obligation with respect to any matter which arose out of Seller's operations prior to the Closing Date whether


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

set forth on Exhibit 4.07(a).

          (b) To the best of Seller's knowledge and belief, Seller has received no notice of any violation of applicable law, order, regulation or requirement related to either Seller, the Practice, or the Assets, and is not aware of any condition or state of facts that could result in any such notice.

     4.08 Third-Party Billings

          (a) To the best of Seller's knowledge and belief, all billings by Seller to third-party payors are true and correct in all respects and are in compliance in all respects with all applicable laws and regulations and the policies of such third-party payors.

          (b) Neither Seller nor any of it's officers, directors, employees or agents, on behalf of or for the benefit of Seller, directly or indirectly, has
(i) offered or paid any amount to, or made any financial arrangement with, any of Seller's past or present customers or potential customers in order to obtain business from such customers, other than standard pricing or discount arrangements consistent with proper business practices (ii) given, or agreed to give, or is aware that there has been given, or that there is an agreement to make any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, subtenant, licensee or anyone else at any time of the year (iii) made, or has agreed to make, or is aware that there is any agreement to make any political contribution or any contributions, payment or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift relates to the business of Seller and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), or (iv) made, or has agreed to make, or is aware that there have been, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any past or present customer, employee, supplier or landlord of Seller, or for any purpose other than that reflected in the documents supporting the payments.

     4.09 Contracts and Agreements

          (a) Exhibit 4.09(a) is a list as of the date hereof of all the material contracts or agreements related to the business of Seller to which Seller is a party, all of which are valid and existing, in full force and effect, and binding upon the parties thereto in accordance with their terms. Seller has paid in full or accrued all amounts due thereunder which are currently due and as separately identified on Exhibit 4.09(a). Except as otherwise disclosed, no approval or consent of any person or entity is needed in order that the contracts and other agreements as listed continue in full force and effect with respect to Buyer from and after the Closing Date.

          (b) Seller and Physicians are in compliance with all terms and provisions of all


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

contracts material to the operation of the Practice or by which the Practice or the Seller is bound or affected; and all such contracts are legally valid and binding in accordance with their terms and in full force and effect except as may be limited by bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application relating to or affecting the rights of creditors, and by general principles of equity.

          (c) All documents, Exhibits and other materials delivered or made available, by or on behalf of Seller to Buyer in connection with this Agreement and the transactions contemplated hereby, are true and complete. The information furnished by or on behalf of Seller to Buyer in connection with this Agreement and the transactions contemplated hereby does not, in light of the circumstances under which the statements contained in the information so furnished are made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading. There is no fact which Seller has not disclosed to Buyer which adversely affects, or insofar as Seller can foresee, will adversely affect the Practice Assets or the ability of Seller to perform its obligations under this Agreement or any other agreement entered into in connection with this transaction.

     4.10 Insurance Seller has maintained at all times since November 28, 1993, with responsible and financially solvent insurance companies, adequate insurance covering risks of such types and in such amounts as are customary for other professional corporations of similar size engaged in Seller's business. Exhibit
4.10 contains a true and complete list of all policies of insurance relating to comprehensive liability coverage, the amount of coverage, the period of coverage, the type of coverage and all pending claims under such policies.

     4.11 Personnel

          (a) Exhibit 4.11(a) lists each current employee, both full-time and part-time, of Seller and all current consultants of Seller and discloses their duties, the date of hire or contract, the annual compensation, bonuses and incentive arrangements with each.

          (b) Exhibit 4.11(b) describes all of Seller's fringe benefit plans generally available to Seller's employees ("Employee Benefit Plans"). Seller has complied with the terms and conditions of such Employee Benefit Plans. Seller has no obligations to establish or create any employee pension benefit plan or defined benefit plan for the benefit of any of its employees to become effective after the date hereof. Buyer shall have no obligations relating to the Employee Benefit Plans or the employees covered thereunder and Buyer shall have no obligations for employees of Seller arising out of federal or state law or case decisions as to employment matters arising prior to Closing Date except in each case for those obligations Buyer assumes hereunder relating to accrued salaries and wages ( including accrued vacation and sick leave) or permanent and temporary employees, any accrued bonuses of managerial employees and any accrued bonus hours of temporary employees of Seller.


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

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, for the purpose of inducing Seller to enter into and consummate this Agreement, hereby represents and warrants to Seller that:

     5.01 Organization, Power and Authority

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority, corporate and otherwise, to carry on its business as now conducted and to own or lease and to operate its properties and assets now owned or leased and operated by it, to conduct the business of Seller and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all requisite corporate action, and no further action or approval is required in order to constitute this Agreement as a valid, binding and enforceable obligation of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (c) The execution and delivery of this Agreement and the consummation of the transactions as herein contemplated will not violate any provisions of any applicable law or of the Certificate of Incorporation or By-Laws of Buyer, or any order, judgment or decree of any court or other agency of government binding on Buyer, or conflict with, result in a breach of or constitute ( with due notice or lapse of time or both) a default under any contractual obligation of Buyer, result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Buyer's properties or assets , require any approval of or any consent of any person under any contractual obligation of Buyer or conflict with or result in any breach or default under any of the terms, conditions or provisions of any indenture, mortgage, deed of trust or other instrument to which Buyer is a party or by which it or its properties may be bound or affected.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.01 Survival of Representations and Warranties

          The representations and warranties contained in this Agreement and in any instrument or certificate delivered pursuant to, or provided for in this Agreement ("Representations and Warranties"), shall survive the consummation of the transactions contemplated by this Agreement


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

for a period of one (1) year after the Closing Date; provided, however, that the expiration of the applicable period would not preclude either party from indemnification by the other relating to any third-party Claim ( as defined herein). Each party to this Agreement shall be deemed to have relied upon each and every representation and warranty of the other party, regardless of any investigation made at any time by the party relying on such representation and warranty.

     6.02 Indemnification

          (a) After the Closing Date, Seller shall indemnify Buyer against, and defend and hold Buyer harmless from, all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses ( including interest, penalties and reasonable attorneys' fees and disbursements) (excluding indirect, punitive and consequential damages) (hereinafter collectively called "Claim") arising out of or in connection with
(i) any breach of the Representations and Warranties, covenants or agreements of Seller contained in this Agreement or any agreement or instrument delivered by Seller pursuant to this Agreement; and (ii) the operations of Seller (including, but not limited to provision of services, actions of officers and directors, use of trademarks, service marks, logos or other proprietary symbols) on or prior to the Closing Date except as expressly assumed by Buyer pursuant hereto. Upon the assertion of any Claim against Buyer that may give rise to a liability of a Seller hereunder, Buyer shall notify said Seller of the existence of such Claim (which notice shall include a description thereof) and Buyer shall give said
Seller reasonable opportunity to defend and/or settle such Claim at said Seller's own expense and with counsel of its own selection, which counsel shall be reasonably satisfactory to Buyer; provided, however, that in the case of any Claim, Buyer shall have the right to participate in any administrative or judicial proceedings with respect to such Claim, at its expense and with counsel of its choice. If a Seller shall, after ten (10)-days notice thereof by Buyer, fail, in Buyer's judgment to take adequate action to defend any Claim, Buyer shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, for the account of, and at the risk of a Seller. If the Claim is one that cannot by its nature be solely defended by a Seller, then Buyer shall, at its expense, make available all information and assistance as may reasonably be requested by a Seller.

          (b) After the Closing Date, Buyer shall indemnify Seller against, and defend and hold Seller harmless from Claims arising out of or in connection with
(i) any breach of the Representations and Warranties, covenant or agreement of Buyer contained in this Agreement or any agreement or instrument delivered by Buyer pursuant to this Agreement; and (ii) the management by Buyer of the Practice after the Closing Date. Upon the assertion of any Claim that may give rise to a liability of Buyer hereunder, Seller shall notify Buyer of the existence of such claim (which notice shall include a description thereof) and Seller shall give Buyer reasonable opportunity to defend and/or settle such Claim at Buyer's own expense and with counsel of its own selection, which counsel shall be satisfactory to Seller; provided, however, that in the case of any Claim, a Seller shall have the right to participate in any administrative or judicial proceedings with respect to such Claim, at its expense and with counsel of its choice. If Buyer shall, after ten (10) days-notice thereof by a Seller, fail to defend any Claim, said Seller shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, for the account of, and at the risk


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

of Buyer. If the Claim is one that can not by its nature be solely defended by Buyer, then said Seller shall, at its sole expense, make available all information and assistance as may be requested by Buyer.

          (c) The respective rights of the parties to be indemnified by the other shall not in any way be limited by the existence or non-existence of insurance coverage.

                                   ARTICLE VII
                                CERTAIN COVENANTS

     7.01 Conduct Prior to Closing Date

          (a) During the period from the date of this Agreement through the Closing Date, Seller agrees to conduct its business in the ordinary and normal course of business. In connection therewith, Seller shall use its best efforts to (i) maintain all patient lists, records, billing and collection data, goodwill associated with the Practice, and all material files and records and intangible assets related to the continued operation of the Practice, (ii) preserve, protect and maintain the Practice Assets (iii) use its efforts to preserve the good standing of Seller and to keep available the services of present employees and agents and to preserve the goodwill of suppliers, patients and others having business relationships with Seller and the Practice; (iv) not sell, lease, or otherwise dispose of any of the Practice Assets, or other properties, rights or claims, except in the ordinary course of business, without Buyer's written consent.

          (b) After the date of this Agreement, Seller will deliver to Buyer copies of all interim financial statements since December 31, 1996 ("Interim Financial Statements") with five (5) days after preparation of the Interim Financial Statements, but in no event later than three (3) business days prior to the Closing Date. Seller will not have any liabilities, debts or obligations, whether accrued, absolute or contingent, and whether due or to become due, which will not be reflected in the Interim Financial Statements or which are not listed on Exhibit 2.05 if such liabilities are to be assumed by Buyer.

     7.02 Conduct After Closing Date

          Seller assumes any and all liabilities for taxes and deficiencies with respect to the operation of the Practice prior to the Closing Date.

                                  ARTICLE VIII

                            CONDITION TO OBLIGATIONS


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

     8.01 Conditions to Seller's Obligations The obligations of Seller under this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions, any of which may be waived by Seller by proceeding with the Closing:

          (a) The representations and warranties of Buyer set forth in this Agreement shall be true on and as of the Closing Date with the same effect as though made on such date. Buyer shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date and Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, to all such effects;

          (b) No suit, action or other proceeding shall be pending before any court or other government agency in which it is sought to restrain or prohibit performance of this Agreement or the consummation of the transactions contemplated herein or in connection herewith to subject Seller to liability on the ground that it has breached any law or duty or otherwise acted improperly, nor shall any such suit, action, or proceeding be threatened;

          (c) Buyer shall have delivered in form satisfactory to Seller and which is consistent with this Agreement the documents identified below:

          1. The consideration required pursuant to Section 2.01 hereof.

          2. The opinion of Claude E. White, Esq. legal counsel to Buyer, dated the Closing Date, in the form of Exhibit 8.01(c)2 attached hereto.

          3. An agreement of Buyer assuming the liabilities, including without limitation office and equipment leases, of Seller set forth on Exhibit 2.01 and taking assets subject to liens and encumbrances set forth on Exhibit 1.01(a).

     8.02 Conditions to Buyer's Obligation The obligations of Buyer under this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions, any of which may be waived by Buyer by proceeding with the
Closing:

          (a) The representations and warranties of Seller set forth in this Agreement shall be true on and as of the Closing Date with the same effect as though made on such date. Seller shall have performed all obligations and complied with by Seller prior to or on the Closing Date and Seller shall have delivered to Buyer, a certificate, dated as the Closing Date, to all such effects.

          (b) No suit, action or other proceeding shall be pending before any court or other government agency in which it is sought to restrain or prohibit performance of this Agreement or the consummation of the transactions contemplated herein or in connection herewith to subject Buyer to liability on the ground that it has breached any law or duty or otherwise acted improperly, nor shall any such suit, action or proceeding be threatened except as disclosed on Exhibit 4.07(a);


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

          (c) Buyer receiving at least $6.0 million or more, net, in the Offering.

          (d) Seller shall have delivered in form reasonably satisfactory to Buyer and consistent with this Agreement the documents identified below:

          1. A Certificate of Good Standing of Seller, dated not earlier than thirty (30) days prior to the Closing Date, from the Secretary of State of Seller's incorporation.

          2. An assignment to Buyer transferring to Buyer all of the right, title and interest of Seller in and to all telephone numbers utilized by Seller in the operation of its business.

          3. An assignment of all office and equipment leases listed on Exhibits
4.09 (a). Buyer will credit Seller with or provide to Seller an amount equal to any security deposit held by the Lessor under such lease(s).

          4. Such bills of sale and instruments of title as requested by Buyer as shall convey to Buyer all of the Practice Assets , free and clear of all liens.

          5. An assignment to Buyer of all executory agreements of Seller set forth on or referred to in Exhibit 4.09(a) including separate assignments of each agreement listed in Paragraph 5 of Exhibits 1.01.

          6. The opinion of Norman H. Goldman, Esq., legal counsel to Seller and Physicians, dated the Closing Date, in the form annexed hereto as Exhibit 8.01(d) 6.

          7. Certified copies of resolutions adopted by Seller and Physicians authorizing and approving the transaction contemplated by this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

          9.01 Seller represents and warrants to Buyer that Seller has not dealt with or retained any broker or finder or agreed to pay any commission or fee to any broker or finder for or on account of this Agreement or the transactions contemplated hereby. Buyer represents and warrants to Seller that it has not dealt with or retained any broker or finder for or on account of this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other against any loss, cost or expense, including attorneys' fees, as a result of any claim for a fee or commission asserted by any broker or finder with respect to this Agreement or the consummation thereof whose claim arises through dealings with such broker or finder by the indemnifying party.

          9.02 If at any time after the Closing Date any further assignment, transfers or


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

assurances in law are reasonably necessary or desirable to carry out the provisions of this Agreement, the parties to this Agreement shall execute and deliver any and all assignments, transfers, and assurances in law, and do all things, reasonably necessary or proper to such end and otherwise to carry out the provisions and intent of this Agreement.

          9.03 Any notice or other communication required, by, or which may be given pursuant to this Agreement shall be in writing and mailed, certified or registered mail, postage prepaid, return receipt requested, or overnight delivery service, such as Fedex or Airborne Express, prepaid, and shall be deemed given when received. Any such notice or communication shall be sent to the address set forth below:

         If to Buyer, at:

                  IntegraMed  America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Gerardo Canet, President

         With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Claude  White, General Counsel

         And if to Seller, at:

                  Fertility Centers of Illinois, S.C.
                  3000 North Halsted Street, Suite 509
                  Chicago, Illinois 60657
                  Attention: Aaron Lifchez, M.D.

         With a copy to:

                  Norman H. Goldman, Esq.
                  Goldman & Piersma, P.C.
                  2833 Lincoln Street
                  Highland, Indiana 46322-1994

          Any party may change the persons and addressees to which notices or other communications are to be sent to it by giving written notice of any such change to the other party hereto.


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

          9.04 The headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          9.05 All Exhibits referred to in this Agreement are deemed annexed hereto and made a part of this Agreement.

          9.06 This Agreement, together with the Exhibits:

               (a) Constitutes the entire agreement among the parties to it with respect to the purchase and sale of the Practice Assets and supersedes all prior agreements and understandings;

               (b) May not be modified or discharged, nor may any of its terms be waived, except by an instrument in writing, signed by the party or parties to be charged; and

               (c) Shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, firm corporation or other entity, other than the parties to this Agreement and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any of its provisions.

          9.07 This Agreement may not be assigned by any party hereto without the prior written consent of the other party. No assignment or delegation of any rights or obligations hereunder shall release the assignor from any of its liabilities hereunder.

          9.08 The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

          9.09 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.10 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, irrespective of the principal place of business of the parties hereto. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Article IX, shall be determined by binding arbitration in the State of Illinois, County of Cook (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Illinois or the United States District Court for the Northern District of Illinois, to whose jurisdiction for such purposes FCI and INMD hereby irrevocably consent and submit.

          IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written by their respective duly authorized officers.

INTEGRAMED AMERICA, INC.


By:_____________________________
     Gerardo Canet, President



FERTILITY CENTERS OF ILLINOIS, S.C.


By:__________________________________
     Aaron Lifchez, M.D., President


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